UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              YEAR ENDING 06/30/97

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
PRINCIPAL BALANCE RECONCILIATION                                                D O L L A R S                             NUMBERS
                                                   CLASS A-1        CLASS A-2        CLASS A-3          TOTAL CLASS A's
                                                  --------------    --------------   -------------      --------------     ------
Original Principal Balance                        167,000,000.00    107,000,000.00   19,347,947.22      293,347,947.22     20,702
Beginning Period Principal Balance                167,000,000.00    107,000,000.00   19,347,947.22      293,347,947.22     20,702
Principal Collections - Scheduled Payments         15,817,965.29              0.00            0.00       15,817,965.29          0
Principal Collections - Payoffs                    22,310,575.85              0.00            0.00       22,310,575.85      1,738
Principal Withdrawal from Payahead                     35,108.22              0.00            0.00           35,108.22          0
Gross Principal Charge Offs                         1,151,255.06              0.00            0.00        1,151,255.06         85
Repurchases                                            82,334.44              0.00            0.00           82,334.44         22
Ending Balance                                    127,602,761.14    107,000,000.00   19,347,947.22      253,950,708.36     18,857
                                                  ==============    ==============   =============      ==============     ======

Certificate Factor                                     0.7640884         1.0000000       1.0000000           0.8656979
Pass Through Rate                                          6.130%            6.375%          6.480%              6.242%
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
CASH FLOW RECONCILIATION
Principal Wired                                                                                          38,393,756.45
Interest Wired                                                                                           12,452,659.01
Withdrawal from Payahead Account                                                                             54,386.13
Repurchases (Principal and Interest)                                                                         83,769.35
Charge Off Recoveries                                                                                       123,493.31
Interest Advances                                                                                           237,941.51
Certificate Account Interest Earned                                                                         132,509.25
Spread Account Withdrawal                                                                                         0.00
Class A Surety Bond Draw for Class I Interest                                                                     0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                        0.00
Total Cash Flow                                                                                          51,478,515.01
                                                                                                        ==============

TRUSTEE DISTRIBUTION  (07/09/97)

Total Cash Flow                                                                                          51,478,515.01
Unrecovered Advances on Defaulted Receivables                                                                35,524.98
Servicing Fee (Due and Unpaid)                                                                                    0.00
Interest to Class A-1 Certificateholders                                                                  3,348,222.48
Interest to Class A-2 Certificateholders                                                                  2,520,072.92
Interest to Class A-3 Certificateholders                                                                    463,189.84
Interest to Class I Certificateholders                                                                    2,071,299.69
Principal to Class A-1 Certificateholders                                                                39,397,238.86
Principal to Class A-2 Certificateholders                                                                         0.00
Principal to Class A-3 Certificateholders                                                                         0.00
Surety Bond Premium                                                                                         168,121.54
Interest Advance Recoveries from Payments                                                                   113,110.57
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                    0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                      0.00
Deposit to Payahead                                                                                         294,321.44
Certificate Account Interest to Servicer                                                                    132,509.25
Payahead Account Interest to Servicer                                                                         1,845.36
Excess                                                                                                    2,933,058.08

Net Cash                                                                                                          0.00
                                                                                                        ==============
Monthly Servicing Fee and the Spread Amount                                                               7,990,018.34
                                                                                                        ==============

Servicing Fee Retained from Interest Collections                                                          1,012,988.16

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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                                 0.00
Trustee Distribution of Excess                                                                            2,933,058.09
Interest Earned                                                                                              25,961.29
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                            2,959,019.38
                                                                                                        ==============

Required Balance                                                                                         12,697,535.42

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                         14,667,397.36
Beginning Balance                                                                                        14,667,397.36
Reduction Due to Spread Account                                                                          (2,959,019.38)
Reduction Due to Principal Reduction                                                                     (1,969,861.94)
Ending Balance                                                                                            9,738,516.04
                                                                                                        ==============

First Loss Protection Required Amount                                                                     9,738,516.04
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    94,986.29

SURETY BOND  RECONCILIATION

Original Balance                                                                                        293,347,947.22
Beginning Balance                                                                                       293,347,947.22
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
Ending Balance                                                                                          293,347,947.22
                                                                                                        ==============

Adjusted Ending Balance Based
     Upon Required Balance                                                                              252,339,219.71
                                                                                                        ==============
Required Balance                                                                                        252,339,219.71

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                                 0.00
Deposit                                                                                                     294,321.45
Payahead Interest                                                                                             1,845.36
Withdrawal                                                                                                   54,386.13
Ending Balance                                                                                              241,780.68
                                                                                                        ==============
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